UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 8, 2017

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34620	04-3404176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 621-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2017, Ironwood Pharmaceuticals, Inc. (“Ironwood”) issued a press release detailing its corporate strategy. Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2016, Ironwood disclosed, as part of the press release, for the full year ended December 31, 2016, expected U.S. net sales of LINZESS® (linaclotide) of approximately $625 million, representing an increase of more than 35 percent compared to the full year 2015, expected LINZESS commercial margin of greater than 55 percent, expected Ironwood revenue from LINZESS representing an increase of more than 60 percent compared to the full year 2015, expected Ironwood milestone revenue of approximately $39 million and expected Ironwood cash used for operations of less than $30 million. LINZESS U.S. net sales are reported in the financial statements of Allergan plc (“Allergan”) and LINZESS U.S. commercial costs incurred by each of Allergan and Ironwood are reported in their respective financial statements.  Allergan is Ironwood’s collaboration partner for linaclotide in the United States and certain other territories.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 and the press release is unaudited and preliminary, and does not present all information necessary for an understanding of Ironwood’s financial condition as of December 31, 2016 and its results of operations for the three months and year ended December 31, 2016. The audit of Ironwood and Allergan’s respective financial statements for the year ended December 31, 2016 is ongoing and could result in changes to the information in this Item 2.02 and the press release.

Further, the information in this Item 2.02 and the press release is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)                Exhibits

99.1	Ironwood Pharmaceuticals, Inc. Press Release dated January 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Thomas Graney
Name:	Thomas Graney
Title:	Chief Financial Officer & Senior Vice President of Finance and Corporate Strategy

Date: January 9, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ironwood Pharmaceuticals, Inc. Press Release dated January 8, 2017